EXHIBIT 5.2

                       Morris, James, Hitchens & Williams
                               222 Delaware Avenue
                                  P.O. Box 2306
                           Wilmington, Delaware 19899
                                 (302) 888-6800

                                October 16, 1998

Webster Capital Trust II
Webster Plaza
Waterbury, Connecticut 06702

                          Re: Webster Capital Trust II

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Webster Capital Trust II, a Delaware business trust (the "Trust"), for purposes of giving the opinions set forth herein.

                  For purposes of giving the opinions set forth below, our examination of documents has been limited to the examination of originals or copies furnished to us of the following:

                  (a) The Declaration of Trust of the Trust, dated as of March 26, 1997, between Eagle Financial Corp., a Delaware corporation (the "Company"), and the trustees of the Trust named therein;

                  (b) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 26, 1997 (the "Original Certificate");

                  (c) The Amended and Restated Declaration of Trust of the Trust, dated as of April 1, 1997 (the "Declaration"), among the Company, as Sponsor, the trustees of the Trust named therein (the "Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

                  (d) The Letter of Notification re: Name Change, executed and delivered pursuant to Section 3.1 of the Amended and Restated Declaration of Trust of the Trust, dated as of September 28, 1998;

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                  (e) The  Certificate  of Amendment to  Certificate of Trust of
the Trust, as filed in the Office of the Secretary of State on September 29, 1998 (the "Certificate Amendment")(the Original Certificate as amended by the Certificate Amendment is herein referred to as the "Certificate");

                  (f) The Registration Statement on Form S-4 (Registration Nos. 333-64639 and 333-64639-01) (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to the 10.00% Exchange Capital Securities, Series B (Liquidation Amount $1,000 per Exchange Capital Security) of the Trust representing undivided beneficial interests in the assets of the Trust (each, an "Exchange Capital Security" and collectively, the "Exchange Capital Securities"), as filed with the Securities and Exchange Commission on or about September 29, 1998; and

                  (g) A Certificate of Good Standing for the Trust, dated October 16, 1998, obtained from the Secretary of State.

                  Unless otherwise defined herein, all capitalized terms used in this opinion letter shall have the respective meanings provided in the Declaration, except that reference herein to any document shall mean such document as in effect on the date hereof.

                  For the purposes of this opinion letter, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions stated herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents  examined by us, we have assumed
(i) the  authenticity of all documents  submitted to us as authentic  originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion letter, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with

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respect to the subject matter  thereof,  including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has all requisite power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom an Exchange Capital Security is to be issued by the Trust (the "Exchange Capital Security Holders") of an appropriate certificate for such Exchange Capital Security and the exchange by such Exchange Capital Security Holder of its validly issued Series A Capital Securities accepted for exchange for the Exchange Capital Securities to be issued to it, in accordance with the Declaration and the Registration Statement, and (vii) that the Exchange Capital Securities are duly exchanged for Series A Capital Securities and are issued to the Exchange Capital Securities Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  The opinions in this letter are limited to the laws of the State of Delaware (other than the securities laws of the State of Delaware) and we have not considered and express no opinion on the effect of or concerning matters involving the laws of any other jurisdiction, or rules, regulations, orders and judicial and administrative decisions relating to such laws, including, without limitation, the federal laws of the United States of America.

                  Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del.
C. ss.ss. 3801, et seq.

                  2. The Exchange Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Exchange Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Exchange Capital Security Holders may be obligated to make payments and provide indemnity and/or security as set forth in the Declaration.

                  We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                                               Very truly yours,
RLS/jmw